Exhibit 5.1

March 15, 2012	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 037203-0109

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Accentia Biopharmaceuticals, Inc. (the “Company”) of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), and the sale from time to time by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of up to 1,759,532 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), in the manner set forth in the Registration Statement. The Shares consist of 1,173,021 issued shares of Common Stock (the “Issued Shares”) and 586,511 shares of Common Stock issuable upon the exercise of a common stock purchase warrant (the “Issuable Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s Amended and Restated Articles of Incorporation; the Company’s Amended and Restated Bylaws; and minutes, resolutions and records of the Company’s Board of Directors authorizing the issuance of the Shares subject to the Registration Statement, together with certain related matters, and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

The opinions set forth in this letter are limited solely to the laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Accentia Biopharmaceuticals, Inc.

March 15, 2012

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Issued Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholder have been validly issued and are fully paid and non-assessable. Based upon the foregoing, and in reliance thereon, we are of the opinion that the Issuable Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholder have been duly authorized and, when the Issuable Shares have been issued in accordance with the terms of the applicable common stock purchase warrant and upon receipt of the consideration contemplated thereby, if any, the Issuable Shares will be validly issued, fully paid and non-assessable. We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP